EXHIBIT 4.17

                             NOTE PURCHASE AGREEMENT

         This Note Purchase Agreement (this "Agreement"), dated as of March 31, 1999, is by and among VALueStar, INC., a California corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), and PACIFIC MEZZANINE FUND, L.P., a California limited partnership, ("Pacific") and Tangent GROWTH FUND, L.P., a California limited partnership ("Tangent"). Seacoast, Pacific and Tangent are sometimes individually or collectively referred to as the ("Purchaser"). Capitalized terms used in this Agreement are defined in Section 11.1.

         To induce Purchaser to purchase the Senior Note from the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows.

I.       DESCRIPTION OF SENIOR NOTE AND COMMITMENT

         1.1 Description of Senior Note. The Company will authorize the issuance and sale of its Senior Note which shall be dated as of the Closing Date, shall be in the aggregate original principal amount of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000), and shall bear interest at the fixed rate of 8% per annum; provided, however, that any Senior Obligations payable under Section 2.4 hereof shall bear interest from the due date thereof at a rate of thirteen percent (13%) per annum, and upon the occurrence of any Potential Default under Section 8.1(a) hereof or Event of Default, and during the continuation thereof, the unpaid principal amount, and the past due interest, if any, of the Senior Note shall bear interest at the rate of thirteen percent (13%) per annum. Interest on the Senior Note and on any other Senior Obligations shall be computed on the basis of the actual number of days elapsed over a three hundred-sixty (360) day year. Each Senior Note shall be substantially in the form attached hereto as Exhibit A.

         1.2 Commitment; Issuance and Sale of Senior Note. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally, but not jointly, agrees to purchase from the Company, a Senior Note in the principal amount set forth beneath the name of such Purchaser on Annex I of this Agreement. Each Senior Note will be delivered to each respective Purchaser in fully registered form, and shall be issued in such Purchaser's name or the name of its respective nominee.

         1.3 Closing Fee. The Company shall pay to each Purchaser a closing fee of two percent (2%) of the face amount of such Purchaser's Senior Note, in immediately available funds, on the Closing Date, which closing fee shall be deemed fully earned and nonrefundable on the Closing Date. Each Purchaser may, at its option, deduct the amount of the closing fee from the purchase price of such Purchaser's Senior Note.

         1.4 Use of Proceeds. The proceeds from the sale of each Senior Note shall be used solely to (a) refinance a portion of the Company's existing Indebtedness, including repayment of (i) up to Five Hundred Thousand Dollars
($500,000) extended by Civic Bank of Commerce and (ii) up to Two Hundred Thousand Dollars ($200,000) of temporary bridge loans extended by shareholders of the Company since January 1, 1999, (b) finance the expansion of the Company,
(c) to pay all fees, costs and expenses payable pursuant to this Agreement, (d) to provide working capital for the Company and (e) prior to such proceeds being used for the purposes set forth in the preceding clauses (a), (b) and (c), for Permitted Investments on a temporary basis.

II.      PAYMENT AND PREPAYMENT OF SENIOR OBLIGATIONS

         2.1 Principal and Interest Payments. Principal and interest on the Senior Note shall be due and payable as follows:

                  (a) Unless otherwise accelerated pursuant to the terms hereof, principal shall be due and payable as follows:

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                           (i) on March 31,  2002 and on each March 31, June 30,
                  September 30 and December 31 thereafter, to and including September 30, 2005, following the Closing Date, fifteen (15) equal quarterly payments of $153,125 in the aggregate shall be paid to Purchaser; and

                           (ii) on the  Termination  Date the  remaining  unpaid
                  principal balance of the Senior Note shall be due and payable.

                  (b) Interest shall be due and payable (i) monthly in arrears on the last Business Day of each month, commencing April 30, 1999, and (ii) on the Termination Date.

         2.2      Optional Prepayments.

                  (a) At the Company's option, upon notice given as provided below, the Company may, at any time and from time to time, prepay all or any part of the principal of the Senior Note, by payment to Purchaser of an amount equal to (a) the principal amount to be prepaid, plus (b) accrued unpaid interest on the principal amount so prepaid, plus (c) any expenses and/or damages for which Purchaser may be entitled to receive payment or reimbursement hereunder or, if the Senior Note is being prepaid in full, the aggregate amount of all other Senior Obligations, plus (d) a premium equal to the percentage of the principal amount so prepaid which is applicable in accordance with the following table based on the date on which such prepayment is made (a "Prepayment Fee"):

Prepayment Date                                                     Premium
---------------                                                     -------

Closing Date through March 31, 2000                                      5%
April 1, 2000 through March 31, 2001                                     4%
April 1, 2001 through March 31, 2002                                     3%

No Prepayment Fee shall be due if prepayment occurs after the third anniversary of the Closing Date.

                  (b) Each prepayment under this Section 2.2 shall be applied first to accrued interest on the principal amount prepaid, second to any applicable Prepayment Fee, third to installments of principal in the inverse order of their maturities, and fourth to any expenses and/or damages to which Purchaser may be entitled. The amount of any such prepayment may not be reborrowed by the Company. The Company shall give notice of any optional prepayment to Purchaser not less than thirty (30) days nor more than sixty (60) days before the date for prepayment, specifying in each such notice the date upon which prepayment is to be made and the principal amount (together with accrued interest and any applicable Prepayment Fee) to be prepaid on such date. Notice of prepayment having been so given, the applicable prepayment amount shall become due and payable on the specified prepayment date. The Company shall have no right to prepay the Senior Note except as provided in this Section 2.2 or in Section 2.3.

         2.3 Mandatory Prepayments. Any prepayment under this Section 2.3 shall be applied first to accrued interest, second to any applicable Prepayment Fee, third to installments of principal in the inverse order of their maturities and fourth to any expenses and/or damages for which Purchaser may be entitled. The amount of any such mandatory prepayment may not be reborrowed by the Company. The Company shall make mandatory prepayments in each of the following circumstances:

                  (a) In the event of any Public Offering by the Company or any of its Subsidiaries of any of the Company's or any of its Subsidiaries' debt securities, the Company shall prepay the Senior Obligations in an amount equal to the lesser of the (i) net proceeds of any such Public Offering received by the Company or (ii) the aggregate amount of all Senior Obligations. Any such prepayment to be made within five (5) Business Days of receipt of such net proceeds. No Prepayment Fee shall be payable with respect to a mandatory prepayment under this Section 2.3(a) as a result of the occurrence of a Public Offering or a Qualified Liquidation Event.

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                  (b) If the  Company or any of its  Subsidiaries  shall sell or otherwise dispose of (other than as permitted by Section 6.8 or Section 7.3) any property or properties in the aggregate amount exceeding $25,000, then the Company shall prepay the Senior Obligations in an amount equal to the lesser of
(i) the aggregate net cash proceeds of such sales or other dispositions or (ii) the aggregate amount of all Senior Obligations (including any applicable Prepayment Fee), such prepayment to be made on the date of the closing of such transaction.

                  (c) In the event of any sale or other disposition of all or substantially all of the stock or assets of the Company or any of its Subsidiaries in a single transaction or series of transactions, the Company shall prepay the Senior Obligations in an amount equal to the lesser of (i) the aggregate net cash proceeds of such sales or dispositions or (ii) the aggregate amount of all Senior Obligations (including any applicable Prepayment Fee), any such prepayment to be made on the date of the closing of such transaction. No Prepayment Fee shall be payable with respect to a mandatory prepayment under this Section 2.3(c) as a result of the occurrence of a Qualified Liquidation Event.

                  (d) In the event of any Change in Control, the Company shall prepay the Senior Obligations in an amount equal to the aggregate amount of all Senior Obligations, such prepayment to be made on the date of the occurrence of such Change of Control.

                  (e) In the event the Company or any of its Subsidiaries becomes a party to any acquisition, merger or consolidation, the Company shall prepay the Senior Note in an amount equal to the aggregate amount of all Senior Obligations, such prepayment to be made within five (5) Business Days of the date of any such acquisition, merger or consolidation.

                  (f) In the event James Stein is no longer the President or Chief Executive Officer of the Company and there is no replacement reasonably satisfactory to Purchaser within (90) days of such event (except that until a Purchaser's Senior Note has been paid in full, such replacement must be reasonably satisfactory to such Purchaser), the Company shall repay the Senior
Note in an amount equal to the aggregate amount of all Senior Obligations, such prepayment to be made within five (5) Business Days of the end of such ninety
(90) day period.

         2.4 Payments. Unless otherwise provided herein or in the Other Agreements, all Senior Obligations, other than principal and interest on the Senior Note, shall be payable by the Company to the Holder thereof, on demand, and shall bear interest from the date of demand until paid at the rate of interest then applicable under Section 1.1. Payment of fees and expenses due and payable on the Closing Date to Purchaser and Purchasers' legal counsel shall be paid in full on the Closing Date. All payments of principal, interest and fees shall be made pro rata to each Purchaser based on the aggregate amount of Senior Obligations owing to each such Purchaser on each payment date. Any other payments due to the Purchasers or Holders hereunder, or to any other Person, including expenses and indemnification payments, shall be paid to the person to which such payment is due.

         2.5 Direct Payment. The Company will pay all sums becoming due hereunder and on the Senior Note to each Purchaser at the address specified for each Purchaser on Annex I hereto, by wire transfer in U.S. Dollars of Federal Reserve Funds or other immediately available funds, to the account specified for each such Purchaser on Annex I, or at such other address or in such other form as each such Purchaser shall have designated by notice to the Company at least five Business Days prior to the date of any payment, in each case without presentment and without notations being made thereon. All payments by the Company shall be made without set-off or counterclaim. Any wire transfer shall identify such payment as "ValueStar, Inc., 8% Senior Note" and shall identify the payment as principal, premium, interest, and/or reimbursement of costs, expenses or indemnification amounts, together with the applicable date or period to which it relates.

         2.6 Payments Payable on Business Days. Payments of all amounts due hereunder or under the Senior Note shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day.

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         2.7      Interest Laws.  Notwithstanding  any provision to the contrary contained in this Agreement or any Other Agreement, the Company shall not be required to pay, and Purchaser shall not be permitted to contract for, take, reserve, charge or receive, any compensation which constitutes interest under applicable law in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any Other Agreement or otherwise contracted for, taken, reserved, charged or received, then in such event: (a) the provisions of this Section 2.7 shall govern and control; (b) the Company shall not be obligated to pay any Excess Interest; (c) any Excess Interest that Purchaser may have contracted for, taken, reserved, charged or received hereunder shall be, at Purchaser's option, (i) applied as a credit against the outstanding principal balance of the Senior Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (ii) refunded to the payor thereof, or (iii) any combination of the foregoing; (d) the interest provided for shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the Other Agreements shall be deemed to have been, and shall be, reformed and modified to reflect such reduction; and
(e) the Company shall have no action against Purchaser for any damages arising due to any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Senior Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Senior Obligations shall remain at the Maximum Rate until Purchaser shall have received the amount of interest which Purchaser would have received during such period on such Senior Obligations had the rate of interest not been limited to the Maximum Rate during such period. All sums paid or agreed to be paid hereunder or under the Other Agreements for the use, forbearance or detention of sums due shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread throughout the full term of the Senior Obligations until payment in full so that the rate or amounts of interest on account of the Senior Obligations does not exceed the Maximum Rate. The terms of this Section 2.7 shall be deemed incorporated into each Other Agreement and any other document or instrument between the Company and Purchaser or directed to the Company by Purchaser, whether or not specific reference to this Section 2.7 is made.

         2.8      Security.

         (a) Payment of the Senior Note and the other Senior Obligations, and the performance of the covenants set forth herein and in the Other Agreements, will be secured by a perfected security interest, mortgage, assignment or Lien, as the case may be (subject only to the security interest, mortgage, assignment or Lien in favor of the holders of the Permitted Future
Debt), in favor of Purchaser, in and upon the Collateral. The Company shall execute, acknowledge and deliver, and/or cause to be executed, acknowledged and delivered, to Purchaser such certificates, stock powers, instruments, security agreements, pledges, statements, assignments, consents, Lien waivers, financing statements or amendments thereof, guarantees and other documents, in form and substance reasonably acceptable to Purchaser, as in Purchaser's good faith belief may be required to grant, enforce, perfect and protect such security interest, assignments, Liens and mortgages, including, without limitation, the Security Documents.

         (b) The Holders or Purchasers of a majority-in-interest of the Senior Obligations may appoint any Purchaser as their bailee and agent for the perfection of the security interest in any Collateral granted to the Purchasers under any Security Document, to the extent that perfection is accomplished by possession of such Collateral, including, but not limited to, any shares of stock held as Collateral by the Purchasers. As of the Closing Date, the Purchasers hereby appoint Seacoast as their bailee and agent for the perfection of the security interest in such Collateral granted under the Security Documents. The Purchasers hereby acknowledge and agree that Seacoast shall retain possession of such Collateral as bailee and agent for itself and for each Purchaser; provided, however, that Seacoast shall deliver such certificates to any other Purchaser appointed by the Holders or Purchasers of a majority-in-interest of the Senior Obligations as such bailee and agent hereunder, which Purchaser shall, after such appointment, thereafter retain possession of the such Collateral as bailee and agent for all of the Purchasers hereunder.

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III.     REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

         Each Purchaser severally, and not jointly, represents and warrants to the Company as follows:

         3.1 Existence. It is a limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

         3.2 Authority. It has the right and power and authority to enter into, execute, deliver and perform its obligations under this Agreement, and its partners, officers or agents executing and delivering this Agreement are duly authorized to do so. This Agreement has been duly and validly executed and delivered and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms.

         3.3 Investor Status. It (i) is an "accredited investor", as that term is defined in Regulation D under the Securities Act of 1933, as amended, and (ii) has such knowledge, skill, sophistication and experience in business and financial matters, based on actual participation, that it is capable of evaluating the merits and risks of the purchase of the Senior Note from the Company and the suitability thereof for such Purchaser.

         3.4 Investment for own Account. Except as otherwise contemplated by this Agreement, it is acquiring its Senior Note for investment for its own account and not with a view to any distribution thereof in violation of applicable securities laws.

         3.5 Legend on Note. It agrees that the Senior Note will bear the appropriate legends referencing restrictions on transfer and will not be offered, sold or transferred in the absence of registration or exemption under applicable securities laws.

IV.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         To  induce  Purchaser  to  enter  into  this  Agreement,   the  Company
represents and warrants to Purchaser that the following statements are, true, correct and complete:

         4.1.     Corporate Existence and Authority.

                  (a) The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Company has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

                  (b) The Parent (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Parent has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

         4.2 Financial Statements. The Parent has delivered to each Purchaser (a) audited consolidated financial statements of the Parent as at and for the fiscal year ended June 30, 1998, (b) unaudited financial statements of the Parent for the six month period ended December 31, 1998 and for the one month period ended January 31, 1999, and (c) cash flow projections and analyses of the Parent for the five-year period following the Closing Date, together with a written statement of the assumptions underlying them as set forth on Schedule
4.2. The financial statements referred to in clauses (a) and (b) of this Section
4.2 are true and  correct  in all  material

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respects,  have been prepared in accordance with GAAP (except as otherwise noted
therein or on Schedule 11.1(a)), and fairly present both the financial condition of the Parent and the Company on a consolidated basis as of the respective dates indicated therein and the results of the Parent's and the Company's operations for the respective periods indicated therein. The cash flow projections and analyses referred to in clause (c) of this Section 4.2 fairly present the Parent's and the Company's best estimate of the future cash flow position of the Parent and the Company on a consolidated basis, based on the Parent's and the Company's historical performance and the Parent's and the Company's knowledge of their business plans and assumptions underlying them. It is the Parent's and the Company's good faith belief that such cash flow projections are reasonably achievable by them. At December 31, 1998, neither the Parent nor the Company has any liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in such financial statements which are, individually or in the aggregate, material to the condition, financial or otherwise, or operations of the Parent or the Company as of that date which are not reflected on such financial statements or disclosed on Schedule 11.1(a). There has been no material adverse change in the condition, financial or otherwise, or operations of the Parent or the Company since December 31, 1998, nor has there otherwise occurred a Material Adverse Effect.

         4.3 Default. Except as disclosed on Schedule 4.3, neither the Company nor the Parent is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default would cause a Material Adverse Effect. The Company is paying its debts as they become due.

         4.4      Authorization   and   Compliance   with   Laws  and   Material
Agreements. The execution, delivery and performance by the Company of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Company and do not and will not violate its Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except Permitted Liens) upon any assets of the Company pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Company or any of its properties is bound. Except as set forth on Schedule 4.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Company of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 4.4 have been obtained. The Company is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and is in full compliance with all applicable laws, regulations and rules where such violation would cause a Material Adverse Effect. All officers of the Company to the best of their knowledge have complied with all material applicable laws, regulations and rules in the course and scope of their employment with the Company.


         4.5 Environmental Condition of the Property. Except as disclosed on Schedule 4.5:

                  (a)       The location, construction, occupancy, operation and
use of the Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 4.5, collectively, "applicable laws") where such violation would cause a Material Adverse Effect;

                  (b) Without limitation of clause (a) of this Section 4.5, neither the Company, the Parent nor the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

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                  (c)       Neither the Company nor the Parent is subject to any
liability or obligation relating to (i) the environmental conditions on, under or about the Property, including, without limitation, the soil and ground water conditions at the Property, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance which would cause a Material Adverse Effect;

                  (d) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any Property which would cause a Material Adverse Effect;

                  (e) The Company and/or the Parent, whichever is applicable, have taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from the Property by the Company or the Parent, and the use which the Company and/or the Parent makes and intends to make of the Property does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from the Property; and

                  (f)       The  Company   and/or  the  Parent,   whichever   is
applicable, have been issued all required federal, state and local licenses, certificates or permits relating to, and the Property, the Company, the Parent and the Company's and the Parent's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters where non-compliance would have a Material Adverse Effect.

         4.6      RESERVED.

         4.7 Litigation and Judgments. Except as disclosed on Schedule 4.7, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Company threatened, against or affecting the Company, the Parent, this Agreement and/or the Other Agreements. Except as disclosed on Schedule 4.7, there are no outstanding judgments against the Company or the Parent. None of the matters listed on Schedule 4.7 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         4.8 Rights in Properties; Liens. The Company and the Parent have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any Liens, except Permitted Liens. The Company and the Parent enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Company and the Parent have the exclusive right to use all of the Intellectual Property necessary to their business as presently conducted, and the Company's and the Parent's use of the Intellectual Property does not infringe on the rights of any other Person where such nonexclusivity or infringement would not have a Material Adverse Effect. To the best of the Company's knowledge, no other Person is infringing the rights of the Company or the Parent in any of the Intellectual Property. Neither the Company nor the Parent owe any royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

         4.9 Enforceability. This Agreement and the Other Agreements to which the Company and/or the Parent is a party, when delivered, shall constitute the legal, valid and binding obligations of the Company or the Parent, whichever is applicable, enforceable against the Company or the Parent, whichever is applicable, in accordance with their respective terms.

         4.10 Indebtedness. Except as disclosed on the financial statements identified in Section 4.2 and on Schedule 11.1(a), neither the Company nor the Parent have any Indebtedness, except Permitted Indebtedness. All Indebtedness owed by the Company or the Parent to any Affiliate is set forth on Schedule
4.10. The instruments evidencing the Subordinate Debt provide that such Subordinate Debt is absolutely subordinate to the payment of the Senior Obligations and prohibit any payment under such Subordinate Debt after the occurrence of an Event of Default hereunder. All Subordinate Debt is unsecured.

         4.11 Taxes. Except as set forth on Schedule 4.11, the Company and the Parent have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by the Company or the Parent in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser. Neither the Company nor the Parent know of any pending investigation of the Company or the Parent by any taxing authority or pending but unassessed tax liability of the Company or the Parent, except as disclosed on Schedule
4.11. The Company and the Parent have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither the Company nor the Parent are a party to any tax-sharing agreement.

         4.12 Use of Proceeds; Margin Securities. Neither the Company nor the Parent are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Company, the Parent nor any Person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         4.13 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Company or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 4.13, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

         4.14     RESERVED.

         4.15 Disclosure. No representation or warranty made by the Company in this Agreement or by the Company and/or the Parent in any Other Agreement to which the Company or the Parent is a party contains any untrue fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Company which the Company has determined has a Material Adverse Effect, or which the Company has determined could have a Material Adverse Effect, that has not been disclosed in writing to Purchaser.

         4.16 Subsidiaries and Capitalization. The Company has no Subsidiaries except as otherwise set forth on Schedule 4.16 (a). The Parent has no Subsidiaries, other than the Company. All the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Company on the Closing Date is set forth on Schedule 4.16 (b). No violation of any preemptive rights of shareholders of the Company has occurred by virtue of the transactions contemplated under this Agreement or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Company granting to any Person or group of Persons any right to purchase or acquire shares of the Company's capital stock.

         4.17 Current Locations. Schedule 4.17 identifies (a) the Company's principal place of business and chief executive office, (b) all the locations where the Company maintains any books or records relating to any of its assets,
(c) all other locations where the Company has a place of business, and (d) each address where any of the Company's assets are located. Schedule 4.17 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Company has possession of any material amount of the assets of the Company except as disclosed on Schedule 4.17.

         4.18 Investment Company Act. Neither the Company, the Parent nor any company controlling the Company or the Parent is required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.19 Public Utility Holding Company Act. Neither the Company nor the Parent is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.20 Securities Laws. Assuming the truthfulness and accuracy of each Purchaser's representations and warranties in Section 3, the Company and the Parent have complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Senior Notes.

         4.21 No Labor Disputes. Neither the Company nor the Parent is involved in any labor dispute. The Company is not a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the Company's or the Parent's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

         4.22 Brokers. Neither the Company nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Company or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions, except as set forth on
Schedule 4.22.

         4.23 Liens. Purchaser's Liens attaching to the Collateral will constitute at all times valid, perfected and enforceable Liens, subject to no prior or superior Liens, except Permitted Liens. Before purchase of the Senior Note, the Company will have taken, or will have participated with Purchaser in taking, all necessary action (including making all necessary filings) to provide Purchaser with perfected Liens in the Collateral under the laws of all applicable jurisdictions.

         4.24 Insurance. The amount and types of insurance carried by the Company and the Parent, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Company and the Parent and similarly situated.

         4.25 Conduct of Business. On the Closing Date, the Company and the Parent are engaged only in businesses of the type described in Schedule 4.25.

         4.26 Small Business Concern. The Company is a "small business concern" as defined in Section 103(5) of the Act, which for purposes of size eligibility meets the applicable criteria set forth in Section 121.301(c) of Title 13 of the Code of Federal Regulations.

V.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         Purchaser's obligations hereunder shall be subject to (a) the performance by the Company of its obligations hereunder which by the terms hereof are to be performed at or prior to delivery of each Senior Note, and (b) the satisfaction of the following conditions on or before the Closing Date:

         5.1 Portfolio Financing Report. The Company shall have provided Purchaser with all information and documentation that Purchaser shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031.

         5.2 No Litigation; Consummation of Transactions. No injunction, preliminary injunction, or temporary restraining order shall be threatened or shall exist which prohibits or may prohibit the transactions contemplated herein or any other related transaction, and no litigation or similar proceeding (including, without limitation, any litigation or other proceeding seeking injunctive or similar relief) shall be threatened or shall exist with respect to the transactions contemplated herein, which, if adversely determined, could in the judgment of any Purchaser have a Material Adverse Effect.

         5.3 Documents. Each Purchaser shall have received the following, each in form and substance satisfactory to such Purchaser:

                  (a) Senior Note. The Senior Note issued in the name of each Purchaser in the denomination specified on Annex I hereto, duly executed by the Company;

                  (b) Warrant and Warrant Documents. The Warrant, duly issued by the Parent to each Purchaser in the denomination specified on Annex I hereto, along with the other fully executed Warrant Documents and all other documents and instruments required pursuant thereto;

                  (c)       Security   Documents  and  Other   Agreements.   The
Security Documents and all Other Agreements, duly executed by the parties thereto;

                  (d)       Insurance.   Certified   copies  of  all   insurance
policies and endorsements thereto required by Section 6.12;

                  (e) Approvals and Consents. Copies, certified by the Company, of all consents, authorizations, filings, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement, or the Other Agreements to which the Company is a party;

                  (f) Opinion of Counsel to the Company and the Parent. The written legal opinion of Bay Venture Counsel, LLP, legal counsel to the Company and the Parent.

                  (g) General Certificate of the Company's Secretary. A certificate of the Secretary of the Company together with true, correct and complete copies of the following:

                           (i) Articles of Incorporation. The Articles of Incorporation of the Company, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

                           (ii) Bylaws. The Bylaws of the Company, including all amendments thereto;

                           (iii) Resolutions. The resolutions of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the Other Agreements to which the Company is a party;

                           (iv) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Company as to its existence and good standing, and certificates of the appropriate government officials in each state where the Company does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

                           (v) Incumbency. The names of the officers of the Company authorized to sign this Agreement and the Other Agreements to be executed by the Company, together with a sample of the true signature of each such officer;

                  (h) General Certificate of the Parent's Secretary. A certificate of the Secretary of the Parent together with true, correct and complete copies of the following:

                           (i) Certificate of Incorporation. The Articles of Incorporation of the Parent, including all amendments thereto, certified by the Secretary of State of the state of its incorporation and dated within thirty (30) days prior to the Closing Date;

                           (ii) Bylaws. The Bylaws of the Parent, including all amendments thereto;

                           (iii) Resolutions. The resolutions of the board of directors of the Parent authorizing the execution, delivery and performance of this Agreement, and the Other Agreements to which the Parent is a party and authorizing the issuance of the Warrant;

                           (iv) Existence and Good Standing Certificates. Certificates of the appropriate government officials of the state of incorporation of the Parent as to its existence and good standing, and certificates of the appropriate government officials in each state where the Parent does business and where failure to qualify as a foreign corporation would have a Material Adverse Effect, as to its good standing and due qualification to do business in such state, each dated within thirty (30) days prior to the Closing Date; and

                           (v) Incumbency. The names of the officers of the Parent authorized to sign this Agreement and the Other Agreements to be executed by the Parent, together with a sample of the true signature of each such officer;


                  (i) Sources and Uses Certificate. A certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, setting forth in reasonable detail the sources and uses of funds in the transactions contemplated herein, and in the Other Agreements;

                  (j) Communication with Accountants. Purchaser shall have received a copy of a letter from the Company and the Parent addressed to its accountants authorizing such accountants to disclose to Purchaser any and all financial information concerning the Company and/or the Parent requested by Purchaser in determining compliance with any of the financial covenants set forth in Sections 7.8 and 7.9;

                  (k) Transaction Certificate. A certificate of the Chief Executive Officer and the Chief Financial Officer of the Company that, to the best of their knowledge after due investigation, all conditions precedent to the effectiveness of this Agreement have been satisfied or waived;

                  (l) SBA Documentation. Originals executed by the Company of each of (i) the SBA Letter, (ii) the Size Status Declaration on SBA Form 480, and (iii) the Assurance of Compliance on SBA Form 652;

                  (m) Non-Compete Agreement. A copy of the Non-Compete Agreement executed by Jim Stein, in form and substance satisfactory to Purchaser;

                  (n) Liens. Evidence satisfactory to Purchaser that as of the Closing Date Purchaser has (other than with respect to Permitted Liens) a first priority Lien on the Collateral;

                  (o) Additional Information, Other Documents and Agreements. Such other information, documents, agreements, commitments and undertakings as each Purchaser or such Purchaser's counsel shall reasonably request.

                  (p) Blocked Account Agreement. The Company, Purchaser and the Company's depository institution shall have entered into a blocked account agreement, acceptable to each Purchaser.

                  (q) Stock Pledge Agreement. James Stein, James A. Barnes and Jerry E. Polis shall each execute a stock pledge agreement in favor of Purchaser upon terms acceptable to each Purchaser.

                  (r) Parent Security Agreement and Guaranty. The Parent shall have executed a guaranty and security agreement upon terms acceptable to each Purchaser.

                  (s) Subsidiary Guaranty Agreement. The Company shall have executed a guaranty of the obligations of Parent to Purchaser upon terms acceptable to each Purchaser.

         5.4 Material Adverse Change. For the period from December 31, 1998, to the Closing Date, and except for the transactions contemplated by this Agreement and the Other Agreements, there shall have been (a) no occurrence or event which, in Purchaser's opinion, has or could have a Material Adverse Effect, and (b) no occurrence or event which would lead the Company or Purchaser to believe that the Company would fail to meet the cash flow projections delivered to Purchaser pursuant to Section 4.2.

         5.5 Fees. A closing fee in the amount set forth in Section 1.3 shall have been paid to Purchaser. All other fees then payable pursuant to this Agreement (including the fees, expenses and disbursements of Purchaser's counsel) shall have been paid to the appropriate Purchaser (or such counsel, as applicable).

         5.6 No Event of Default. No Event of Default or Potential Default shall have occurred and be continuing.

         5.7      Representations   and  Warranties.   All  representations  and
warranties of each party (other than any Purchaser) contained in this Agreement and the Other Agreements shall be true and correct on the Closing Date.

         5.8 Key-Man Life Insurance. The Company will maintain and pay for a key-man life insurance policy on the life of James Stein in the amount of $3,000,000, of which the Company shall have a policy for the amount of $2,500,000 as of the Closing Date and within ninety (90) days following the Closing Date, the Company shall obtain an addition $500,000 of life insurance, such life insurance shall be issued by a life insurance company satisfactory to Purchaser and the first $2,000,000 of such policy or policies shall be collaterally assigned to Purchaser in form and substance satisfactory to Purchaser.

VI.      AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, from the date hereof and until the Senior Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

         6.1      Financial Statements. The Company will furnish to Purchaser:

                  (a)       As soon as available, and in any event within ninety
(90) days after the end of each fiscal year of the Parent, beginning with the fiscal year ending June 30, 1999, (i) a copy of the annual audit report of the Parent for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing selected by the Parent and consented to by Purchaser (provided Purchaser's consent shall not unreasonably be withheld) to the effect that such report has been prepared in accordance with GAAP; (ii) a certificate delivered to Purchaser by such independent certified public accountants confirming the calculations set forth in the officers' certificate delivered to Purchaser simultaneously therewith in accordance with Section 6.2(a); and (iii) a comparison of the actual results during such fiscal year to those originally budgeted by the Parent prior to the beginning of such fiscal year, together with a summary analysis of variances prepared by the Parent's management. The Parent shall deliver copies of all material reports and correspondence sent to the Company or the Parent by its independent certified public accountants promptly upon receipt thereof.

                  (b)       As soon as available, and in any event within thirty
(30) days after the end of each calendar month, a copy of an unaudited consolidated financial report of the Parent as of the end of such calendar month and for the portion of the fiscal year then ended (with notes as to any consolidating entries), containing consolidated balance sheets, statements of income, and statements of cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Parent for such period together with a written summary analysis of variances prepared by the Company's management.

                  (c) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a copy of an unaudited financial report of the Parent as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income, and statements of cash flow, (with notes as to any consolidating entries), in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, together with a comparison of the actual results during such period to those originally budgeted by the Parent for such period together with a written summary analysis of variances prepared by the Parent's management.

                  (d) On or before thirty (30) days prior to the beginning of each fiscal year of the Parent, an annual budget or business plan for such fiscal year on a monthly basis, including projected consolidated balance sheets, income statements, and cash flow statements for each month of such fiscal year (with notes as to any consolidating entries), and, at the beginning of each fiscal quarter, all revisions thereto approved by the board of directors of the Parent.

         6.2 Certificates; Other Information. The Company will furnish to Purchaser all of the following:

                  (a) Concurrently with the delivery of each of the financial statements referred to in Section 6.1(a) and Section 6.1(c), a certificate of an authorized officer of the Company in the form of the officer's certificate attached hereto as Exhibit B (i) stating that no Event of Default or Potential Default has occurred and is continuing or, if such officer has knowledge of an Event of Default or Potential Default, the nature thereof and specifying the steps taken or proposed to remedy such matter, (ii) showing in reasonable detail the calculations showing compliance with Sections 7.8 and 7.9,
(iii) stating that the financial statements attached have been prepared in accordance with GAAP and fairly and accurately present (subject to year-end audit adjustments, for the annual certificates) the financial condition and results of operations of the Company at the date and for the period indicated therein, (iv) containing summaries of accounts payable agings, and accounts receivable agings, (v) containing a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan, (vi) containing management's discussion and analysis of the business and affairs of the Company which includes, but is not limited to, a discussion of the results of operations compared to those originally budgeted for such period, and (vii) a report detailing (A) all matters materially affecting the value, enforceability or collectibility of any material portion of its assets including, without limitation, the Company's reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (B) any material adverse change in the relationship between the Company and any of its material suppliers or customers.

                  (b) As soon as available, (i) a copy of each financial statement, report, notice or proxy statement sent by the Company to its stockholders in their capacity as stockholders, (ii) a copy of each regular, periodic or special report, registration statement, or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency, (iii) any material order issued by any court, governmental authority, or arbitrator in any material proceeding to which the Company is a party, (iv) copies of all press releases and other statements made available generally by the Company to the public generally concerning material developments in the Company's business.

                  (c) Promptly, such additional information concerning the Company as Purchaser may reasonably request, including, but not limited to, operating reports.

         6.3 Books and Records. The Company will keep (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

         6.4 Financial Disclosure. The Company hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to each Purchaser copies of any of the Company's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to each Purchaser any information they may have concerning the Company's financial status and business operations. The Company hereby irrevocably authorizes all federal, state and municipal authorities to furnish to each Purchaser copies of reports or examinations relating to the Company, whether made by the Company or otherwise.

         6.5 Disclosure of Material Matters. The Company will, immediately upon learning thereof, report to each Purchaser (a) all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral or its other assets including, without limitation, changes to significant contracts, schedules of equipment, changes of significant equipment or real property, the reclamation or repossession of, or the return to the Company of, a material amount of goods and material claims or disputes asserted by any customer or other obligor, and (b) any material adverse change in the relationship between the Company and any of its suppliers or customers.

         6.6      Performance  of   Obligations.   The  Company  will  duly  and
punctually pay and perform its obligations under this Agreement and the Other Agreements to which it is a party.

         6.7 Preservation of Existence and Conduct of Business. The Company will preserve and maintain its corporate existence and all of its leases, privileges, franchises, qualifications and rights that are necessary or useful in the ordinary conduct of its business, and conduct its business as presently conducted in an orderly and efficient manner in accordance with good business practices.

         6.8 Maintenance of Properties. The Company will operate and maintain in good condition and repair (ordinary wear and tear excepted) and replace as necessary, all of its assets and properties which are necessary or useful in accordance with sound business practices in the proper conduct of its business so that the value and operating efficiency of its assets and properties are maintained and preserved. The Company will at all times maintain the Intellectual Property in full force and effect, and will defend and protect the Intellectual Property against all adverse claims where such failure to maintain or defend would have a Material Adverse Effect on the Company.

         6.9 Payment of Taxes and Claims. The Company will pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, vault, water and sewer rents, rates, charges, levies, permits, inspection and license fees and other governmental and quasi-governmental charges and any penalties or interest for nonpayment thereof, heretofore or hereafter imposed or which may become a Lien upon any property owned by the Company or arising with respect to the occupancy, use, possession or leasing thereof (collectively the "Impositions") and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, the Company will not be required to pay or discharge any claim for labor, material, or supplies or any Imposition which is being contested in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established to the reasonable satisfaction of Purchaser and no Lien may be entered against the Collateral.

         6.10 Compliance with Laws. The Company will comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of the Company's business if noncompliance with such acts, rules, regulations or orders could have a Material Adverse Effect; provided, however, the Company may contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials by appropriate actions or proceedings diligently pursued, if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Purchaser and no Lien may be entered against the Collateral.

         6.11 Payment of Leasehold Obligations. The Company will at all times pay, when and as due, its rental obligations under all leases under which it is a tenant or lessee, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Purchaser's request, will provide evidence of its having done so; provided, however, the Company may contest or dispute its obligations under such leases by appropriate actions or proceedings diligently pursued if adequate reserves in conformity with GAAP with respect thereto are established to the reasonable satisfaction of Purchaser and there is no possibility that any material leases may be terminated.

         6.12 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies acceptable to Purchaser (a) insuring its assets against loss by fire, explosion, theft and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and insuring such other matters as may from time to time be reasonably requested by Purchaser and (c) insuring the life of James Stein in the amount of $3,000,000, of which the Company shall have a policy for the amount of $2,500,000 as of the Closing Date and within ninety (90) days following the Closing Date, the Company shall obtain an addition life insurance in the amount of $500,000. In the event that any benefits are paid thereon, the Purchaser shall first receive, in reduction of the Senior Obligations, an amount equal to the lesser of the Senior Obligations or $2,000,000, and any other benefits paid thereon shall be paid to the Company. All general liability policies shall be endorsed in favor of each Purchaser as an additional insured, and all casualty insurance policies shall name each Purchaser as loss payee, as the interest may appear. The Company shall provide copies of all such insurance policies to each Purchaser within ten (10) days following each Purchaser's request for the same. The Company shall (i) pay, or cause to be paid, all premiums for such insurance on or before such premiums become due, (ii) furnish to each Purchaser satisfactory proof of the timely making of such payments,
(iii) deliver all renewal policies to each Purchaser at least five (5) days before the date the expiration date of each expiring policy, (iv) cause such policies to require the insurer to give notice to each Purchaser of termination of any such policy at least thirty (30) days before such termination is to be effective, and (v) immediately deliver written notice to each Purchaser of any casualty loss affecting the Collateral. If the Company fails to provide and pay for any such insurance, any Purchaser may, at its option, but shall not be required to, pay the same and charge the Company therefor.

         6.13 Inspection Rights. At any reasonable time and from time to time, the Company will permit representatives of each Purchaser to examine and make copies of the books and records of, and visit and inspect the properties of, the Company, and to discuss the business, operations, and financial condition of the Company with its respective officers and employees and with its independent certified public accountants. Such examinations and inspections may include, but are not limited to, audits of the application of proceeds from the Senior Notes. In accordance with the terms of Section 12.1 hereof, the Company will promptly reimburse each Purchaser for all expenses
incurred  by   representatives   of  such  Purchaser  in  connection  with  such
inspections.

         6.14 Notices. The Company will promptly, but in any event within four (4) Business Days after first becoming aware thereof, notify each Purchaser in writing of:

                  (a) the commencement of any event, including but not limited to, any action, suit, or proceeding against the Company or the Parent, that could have a Material Adverse Effect, which notice shall specify the nature of such event and what action the Company or the Parent, whichever is applicable, has taken or is taking or proposes to take with respect thereto;

                  (b) the occurrence of an event of default, or an event which with the passage of time or giving of notice or both constitutes an event of default under any instrument or agreement evidencing any other Indebtedness of the Company or the Parent, which notice shall specify the nature of such event, condition or default and what action the Company or the Parent, whichever is applicable, has taken or is taking or proposes to take with respect thereto; or

                  (c) the occurrence of an Event of Default or a Potential Default, which notice shall specify the nature of such event, condition or default and what action the Company has taken or is taking or proposes to take with respect thereto.

Any notification required by this Section 6.14 shall be accompanied by a certificate of the Chief Executive Officer or Chief Financial Officer setting forth the details of the specified events and the action which the Company proposes to take with respect thereto.

         6.15 Further Assurances. The Company shall execute and deliver to each Purchaser from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents as any Purchaser may reasonably request, in order that the full intent of this Agreement and the Other Agreements may be carried into effect.

         6.16 Compliance with ERISA and the Code. The Company will comply, and will cause each other member of any Controlled Group to comply, with all minimum funding requirements, and all other material requirements, of ERISA and the Code, if applicable, to any Employee Benefit Plan it or they sponsor or maintain, so as not to give rise to any liability thereunder. The Company will pay and will cause each other member of any Controlled Group to pay when due any amount payable by it to the Pension Benefit Guaranty Corporation. Promptly after the filing thereof, the Company shall furnish to Purchaser with regard to each Employee Benefit Plan, copies of each annual report required to be filed pursuant to Section 104 of ERISA in connection with each such plan for each plan year.

         6.17 Compliance with Regulations T, U and X. Neither the Company nor any Person acting on its behalf will take any action which might cause this Agreement, the Senior Note, the Warrant Documents, or any Other Agreements to violate, and the Company will take all actions necessary to cause compliance with, Regulations T, U and X of the Board of Governors of the Federal Reserve System and the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         6.18 Fiscal Year. The Company will cause its fiscal year to be the twelve month period ending on June 30 of each year.

         6.19 Board Observation. The Company will deliver to each Purchaser a copy of the minutes of and all materials distributed at or prior to all meetings of the board of directors (including the executive committee thereof) or shareholders of the Company, certified as true and accurate by the Secretary of the Company, promptly following each such meeting. The Company will (a) permit Holders to designate three (3) persons to attend all meetings of the Company's board of directors (including executive committee meetings) (so long as Pacific,

Tangent and Seacoast are Holders each of them shall be permitted to designate one (1) person) (b) provide such designees not less than fourteen (14) calendar days' actual notice of all regular meetings and of all special meetings of the Company's board of directors (including the executive committee thereof) or shareholders, (c) permit such designees to attend such meetings as an observer, and (d) provide to such designees a copy of all materials distributed at such meetings or otherwise to the board of directors of the Company. Such meetings shall be held in person at least quarterly, and the Company will cause its board of directors to call a meeting at any time upon the request of either Seacoast or Pacific on not more than two (2) occasions per calendar year upon fourteen
(14) calendar days' actual notice to the Company. The Company agrees to reimburse each individual referred to in Subsections (a) above for all reasonable expenses incurred in traveling to and from such meetings and attending such meetings. Notwithstanding the notice provisions set forth above, all actions that may be taken at a duly called Board meeting likewise may be taken by unanimous written consent of each Board member, which consent, if also signed by Seacoast or Pacific either as a Board member or observer shall be deemed effective upon such signing whether or not the relevant number of advance days' notice has been given as required if a meeting had been held in lieu of written consent.

         6.20     Environmental Costs.

                  (a) The Company hereby indemnifies and holds each Purchaser harmless from and against any liability, loss, damage, suit, action or proceeding pertaining to solid or hazardous waste materials or other waste-like or toxic substances, including, but not limited to, claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under any federal, state or municipal law or regulation, or tort, contract or common law that relates to the Company, or its property or operations.

                  (b) To the extent the laws of the United States or any state in which property, leased or owned, of the Company provide that a Lien upon the property of the Company may be obtained for the removal of Polluting Substances which have been released, no later than sixty (60) days after notice is given by Purchaser to the Company, the Company shall deliver to each Purchaser a report issued by a qualified, third party environmental consultant selected by the Company and approved by Purchaser as to the existence of any Polluting Substances located upon or beneath the specified property, leased or owned by the Company. To the extent any such Polluting Substance is located therein or thereunder that either (i) subjects the property to Lien or (ii) requires removal to safeguard the health of any Person, the Company shall remove, or cause to be removed, such Lien and such Polluting Substance at the Company's expense.

         6.21 The Act. At the request of each Purchaser, the Company will promptly correct any defect, error, or omission with respect to the Act which may be discovered in the contents of this Agreement or the Other Agreements or in the execution or acknowledgment thereof, and will execute, acknowledge and deliver such further instruments and do such further acts as may be reasonably necessary for this Agreement and the Other Agreements, and all transactions contemplated thereby, to comply with the Act.

         6.22 Non-Compete Agreement. Subject to any limitations or prohibitions imposed under applicable law, the Company will at all times maintain the Non-Compete Agreement in full force and effect, and will diligently enforce the Non-Compete Agreement against any parties thereto who violate or attempt to violate such Non-Compete Agreement.

VII.     NEGATIVE COVENANTS

         The Company covenants and agrees that from the date hereof until the Senior Obligations have been finally and irrevocably paid in full in accordance with the terms hereof and thereof:

         7.1 Indebtedness. The Company will not create, incur, issue, assume, guarantee or otherwise become liable for any Indebtedness except (a) Permitted Indebtedness; (b) any extension, renewal or refinancing of any Permitted Indebtedness on terms and conditions as are, on the whole, no more onerous to the Company than the terms and conditions of such Permitted Indebtedness on the date of such extension, renewal or refinancing; and (c) any Permitted Indebtedness which is subordinated to the Senior Obligations shall continue to be subordinated to the Senior Obligations on the same terms and conditions.

         7.2 Limitation on Liens. The Company will not incur, create, assume, or permit to exist any Lien upon any of its property, assets, or revenues, including, but not limited to, its shares of capital stock of each of its Subsidiaries, whether now owned or hereafter acquired, except Permitted Liens.

         7.3 Merger, Acquisition, Dissolution and Sale of Assets. The Company will not (a) become a party to a merger or consolidation, (b) purchase or otherwise acquire all or a substantial part of the assets of any Person or any shares or other evidence of beneficial ownership of any Person, (c) dissolve or liquidate, (d) form, acquire or permit the existence of any Subsidiary or Subsidiaries (e) without Purchaser's prior written consent, sell (except inventory in the ordinary course of business and other assets reasonably and in good faith determined by the Company to be obsolete or no longer necessary to the Company's business), assign or transfer any of its assets in an aggregate amount exceeding $25,000 (except that until each Purchaser's Senior Note has been paid in full, such sale, assignment or transfer shall be subject to such Purchaser's written consent).

         7.4 Restricted Payments. The Company will not at any time (a) make or become obligated to make, directly or indirectly, any declaration of any dividend on, or any other payment or distribution in respect of, any shares of capital stock of the Company, (b) pay or become obligated to pay any professional, consulting or management fees or any other payments to Parent or any shareholders of the Company and/or Parent, except to its employees, officers directors in their capacities as such as set forth on Schedule 7.10 or any less than five percent (5%) shareholder of the Parent who is not an officer, director or employee of the Parent or the Company, pursuant to the limitations set forth in Section 7.10 hereof, (c) payment or distribution on account of the purchase, repurchase, redemption, put, call or other retirement of any shares of capital stock of the Company or of any warrant, option or other right to acquire such shares (except pursuant to the Warrant Documents and agreements described on Schedule 4.16(b)), or (d) payment or distribution on account of any Indebtedness of the Company which is subordinate to the Senior Note; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Company is permitted to make the following payments on the Subordinated Debt:

                  (i)      regularly   scheduled   interest   payments   on  the
         Subordinated Debt may be made when and as due; and

                  (ii)     regularly   scheduled   principal   payments  on  the
         Subordinated Debt may be made:

                           (A) upon receipt of not less than Three Million Dollars ($3,000,000) of net proceeds in cash from the sale of the Parent's equity; or

                           (B)     after   three  (3)   consecutive   months  of
                  positive net income; or

                           (C) from any cash proceeds of equity in the Parent raised from the existing holders of Subordinated Debt so long as equity pricing is at a Fair Market Value (as determined by the Warrant Documents).

Nothing contained in this Section 7.4 is intended to prohibit or restrict the Subordinated Debt holders from exercising any warrants or options by paying the exercise price thereof by cancelling the principal amount of such holder's Subordinated Debt equal to the exercise price of such options or warrants.

         7.5 Loans and Investments. Except for Permitted Investments and advances to employees of the Company in the aggregate of $10,000, not to exceed $2,500 to any single employee, the Company will not make any advance, loan, extension of credit, or capital contribution to or investment in, or purchase any stock, bonds, notes, debentures, or other securities of any Person.

         7.6 Transactions with Affiliates. Except as contemplated by this Agreement and the Other Agreements, the Company will not enter into any transaction with any director, officer, employee, shareholder, or

Affiliate of the Company except transactions (including those permitted by Section 7.5, if any) upon terms which are fair and reasonable and which shall be at least as favorable as would result in a comparable arm's-length transaction with a Person not a director, officer, employee, shareholder or Affiliate of the Company.

         7.7 Nature of Business. The Company will not engage in any business other than the businesses set forth on Schedule 4.25, or any business reasonably related thereto.

         7.8 Capital Expenditures. The Company will not make any Capital Expenditures if, as a result thereof, the Capital Expenditures of the Company exceed $150,000 for the fiscal quarter ending June 30,1999. For each fiscal year following 1999, the Company will not make any Capital Expenditures if, as a result thereof, the Capital Expenditures of the Company exceed $150,000 (except that the Company may also make Capital Expenditures in fiscal year 2000 in an additional amount equal to any unutilized portion of the $150,000 of permitted Capital Expenditures for the fiscal quarter ending June 30, 1999).

         7.9      Financial Covenants.

         (a) Minimum Net Worth. At all times during the periods set forth below, the Company shall not permit the Parent's Net Worth to be less than the amounts set forth below (with the amount set forth below increased by the amount of any adjustment to Net Worth from the sale of securities of the Company or the Parent) for the period corresponding thereto:

         Period                                  Amount
         ------                                  ------
April 1, 1999 - June 30, 1999                    ($4,500,000)
July 1, 1999 - September 30, 1999                ($5,000,000)
October 1, 1999 - December 31, 2000              ($5,300,000)
January 1, 2000 - March 31, 2000                 ($5,400,000)
April 1, 2000 - June 30, 2000                    ($5,500,000)
July 1, 2000 and thereafter                      Net Worth Covenant Amount

         (b) Minimum EBITDA. The Company shall not permit the Parent's EBITDA for any fiscal quarter (determined on a consolidated basis) to be less than the amounts set forth during the periods specified below, measured as of the last day of each fiscal quarter:

          Period                                 EBITDA for Each Fiscal Quarter
          ------                                 ------------------------------
April 1, 1999 - June 30, 1999                    ($800,000)
July 1, 1999 - September 30, 1999                ($400,000)
October 1, 1999 - December 31, 1999              ($200,000)
January 1, 2000 - March 31, 2000                 ($75,000)
April 1, 2000 - June 30, 2000                     $25,000
July 1, 2000 - June 30, 2001                      $150,000
Thereafter                                        $300,000

         (c) Minimum Net Income. The Company shall not permit Parent's Minimum Net Income for any fiscal quarter to be less than the amounts set forth during the periods specified below, measured as of the last day of each fiscal quarter:


         Period                                  Net Income Per Fiscal Quarter
         ------                                  -----------------------------
April 1, 1999 - June 30, 1999                    ($1,000,000)
July 1, 1999 - September 30, 1999                ($600,000)
October 1, 1999 - December 31, 1999              ($400,000)
January 1, 2000 - March 31, 2000                 ($250,000)
April 1, 2000 - June 30, 2000                    ($150,000)
July 1, 2000 - June 30, 2001                      $0
July 1, 2001 - June 30, 2002 and thereafter       $150,000

         (d) Maximum Indebtedness. The Company shall not permit its Indebtedness at any time to exceed $5,200,000, reduced by scheduled payments of principal and without giving effect to any reborrowing, other than reborrowing under a revolving line of credit as permitted hereunder and increased by any Permitted Future Debt to the extent the Company is permitted to incur such Permitted Future Debt hereunder.

         (e) Operating Leases. The Company will not enter into any lease (other than a capital lease for fixed assets) if, as a result thereof, the liability of such Persons under all such leases to which such Persons are a party would exceed $450,000 per annum.

         7.10 Remuneration. The Company will not and will not permit any of its Subsidiaries to (a) pay any management, consulting, or similar fees to any shareholder or Affiliate of the Company or to any director, officer, employee or immediate family member of any such Affiliate or shareholder, except as set forth in Schedule 7.10 or as provided in Section 7.4, or (b) pay any compensation to the Persons identified on Schedule 7.10 in excess of the amounts set forth Schedule 7.10, whether such compensation consists of salary, bonus, management, consulting or other fees, capital distributions, or other benefits or otherwise, and regardless of whether such compensation is paid by the Company and/or any Subsidiary or Affiliate of the Company.

         7.11 Use of Proceeds. The Company will not use the proceeds of the sale of the Senior Notes for any other purpose except as set forth in Section 1.4.

         7.12 Modification of Non-Compete Agreement. The Company will not agree to any modification, amendment or waiver of any of the terms or provisions of the Non-Compete Agreement without Purchaser's prior written consent.


VIII. EVENTS OF DEFAULT AND REMEDIES THEREFOR

         8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) The Company shall fail to pay, when due (whether upon acceleration or otherwise), any principal, interest or other sums payable under the Senior Note or this Agreement, or shall fail to pay, when due (whether upon acceleration or otherwise), any other Senior Obligations;

                  (b) Other than as provided in paragraph (a), the Company shall fail to pay when due and after passage of any applicable notice and cure periods, (whether upon acceleration or otherwise), any Indebtedness; however, failure of the Company to pay when due any amounts on Subordinated Debt shall not constitute an Event of Default hereunder if (i) such failure is due to a contractual prohibition to pay imposed by Purchaser or (ii) if no such contractual prohibition exists, then unless and until the Company receives written notice from the holder thereof of such default and such continues for ten (10) days;

                  (c) (i) The Company shall fail to perform or observe any agreement, covenant, term or condition contained in Sections 6.5, 6.13, 6.14, 6.20, 6.22, or Article VII of this Agreement or in the Senior Note or in any Other Agreement, (ii) the Company shall fail to perform or observe any agreement, covenant, term or condition contained in Sections 6.1 or 6.2 of this Agreement, and such default is not cured or otherwise waived within five (5) days after the occurrence thereof; or (iii) the Company shall fail to perform or observe any agreement, covenant, term or condition contained in this Agreement (excluding the specific Sections and Article referred to in Section 8.1(c)(i) or (ii) above), and such default is not cured or otherwise waived within fifteen
(15) days after the occurrence thereof, or (iv) the Parent shall fail to perform or observe any agreement, covenant, term or condition contained in any Other Agreement, including any Warrant Document or any Affiliate Agreement, or any party (other than a Purchaser) shall fail to perform or observe its obligation under any Other Agreement;

                  (d) The Company shall fail to comply with any agreement, indenture, mortgage, deed of trust, or other agreement binding on it or affecting its properties or business, including, without limitation, any agreement pertaining to Permitted Future Debt, or any of the Other Agreements shall cease to be in full force and effect and such default is not cured or otherwise waived within the lesser of (i) thirty (30) days after the occurrence thereof or (ii) the applicable grace period provided in such agreement;

                  (e) Any representation, warranty or other material information whatsoever made or provided by the Company, the Parent, any Shareholder or Affiliate of the Company or the Parent in connection with this Agreement or the Other Agreements or otherwise to induce Purchaser to purchase the Senior Note or the Warrant was incorrect or misleading in any material respect, when made;

                  (f) The Company or the Parent shall become subject to an Event of Bankruptcy;

                  (g) Any judgment or order for payment of money shall be rendered against the Company which exceeds $100,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) James Stein shall no longer be the president or the chief executive officer of the Company without a replacement satisfactory to Purchaser within ninety (90) days of his departure.

         8.2 Remedies of Holders upon Occurrence of Event of Default. When any Event of Default described in Section 8.1 above, other than any Event of Default described in clause (f) thereof, has occurred and is continuing,
Purchaser  may (in  addition to any other  right,  power or remedy  permitted to
Purchaser by law) declare the entire amount of the Senior Obligations, including, without limitation, the entire principal, Prepayment Fee (if any) and all interest accrued then outstanding under the Senior Note, to be, and the same shall thereupon become, forthwith due and payable, without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, and in such event the Company shall forthwith pay to Purchaser an amount equal to one hundred percent (100%) of the amount thereof. When any Event of Default described in clause (f) of Section 8.1 above shall occur, all of the
Senior Obligations, including, without limitation, the entire principal, Prepayment Fee (if any), and all accrued interest then outstanding under the Senior Note, shall thereupon be forthwith due and payable without any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or other notice of any kind (including any notice by the Holders of the Senior Note), all of which are hereby expressly waived by the Company, and the Company will forthwith pay to Purchaser an amount equal to one hundred percent (100%) of the amount thereof.

         8.3      Annulment of  Acceleration.  The  provisions  of the foregoing
Section 8.2 are subject to the condition that, if all or any part of the Senior Obligations have been declared or have otherwise become immediately due and payable by reason of the occurrence of any Event of Default, Purchaser may, by written instrument delivered to the Company (an "Annulment Notice"), rescind and annul such declaration and the consequences thereof as to the Senior Note, provided that (a) at the time such Annulment Notice is delivered no judgment or decree has been entered for the payment of any monies due pursuant to such Senior Obligations in connection therewith, and (b) all arrears of interest and all other sums payable on such Senior Obligations in connection therewith (except any principal, interest or Prepayment Fee which has become due and payable solely by reason of such declaration under Section 8.2 hereof) shall have been duly paid or deferred by the Holder of the Senior Obligations agreeing to such rescission and annulment; and provided further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereto, and shall not be deemed a waiver of the Event of Default giving rise to the acceleration unless specifically waived in writing by Holder.

         8.4 Payment of Senior Obligations. Purchaser shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Senior Note and payment of all other Senior Obligations on the date when due and, upon the occurrence and continuance of an Event of Default, to institute suit against the Company for the enforcement of any such payment. Such rights shall not be impaired without Purchaser's prior written consent.

         8.5 Remedies. If any Event of Default shall occur and be continuing, each and every Holder may exercise any right or remedy it has at law, in equity or under this Agreement or any Other Agreement. No right or remedy conferred upon or reserved to Purchaser under this Agreement or any Other Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to each Purchaser may be exercised from time to time and as often as may be deemed expedient by each Purchaser.

         8.6 Conduct No Waiver. No course of dealing on the part of Purchaser, nor any delay or failure on the part of any Purchaser to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Purchaser's rights, powers and remedies. If the Company fails to pay, when due, the principal of, Prepayment Fee (if any) or the interest on, the Senior Note, or fails to comply with any other provision of this Agreement, the Company shall pay to each Purchaser, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including, but not limited to, reasonable attorney's fees, incurred by such Purchaser in collecting any sums due on the Senior Note or in otherwise enforcing any of such Purchaser's rights.

IX.      [RESERVED]

X.       FORM OF SENIOR NOTE, REGISTRATION, TRANSFER AND REPLACEMENT

         10.1 Form of Senior Note. Each Senior Note initially delivered under this Agreement will be a fully registered note on the books of the Company. Each Senior Note is issuable only in fully registered form in denominations of at least $100,000 (or the then-remaining outstanding balance thereof, if less than $100,000).

         10.2 Senior Note Register. The Company shall cause to be kept at the principal office a register for the registration and transfer of each Senior Note. The names and addresses of the Holder of each Senior Note, the transfer thereof and the name and address of the transferee of each Senior Note shall be recorded in such register.

         10.3 Issuance of New Senior Note upon Exchange or Transfer. Upon surrender for exchange or registration of transfer of a Senior Note at the office of the Company designated for notices in accordance with Section 12.3 hereof, the Company shall execute and deliver, at its expense, one or more new Senior Notes of any authorized denomination requested by the Holder of the surrendered Senior Note, each dated the date to which interest has been paid on the Senior Note so surrendered (or, if no interest has been paid, the date of the surrendered Senior Note), but in the same aggregate unpaid principal amount as the surrendered Senior Note, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Senior Note surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Senior Note or by his attorney duly authorized in writing.

         10.4 Replacement of Senior Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Senior Note and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company or, in the event of such mutilation upon surrender and cancellation of the Senior Note, the Company, without charge to the Holder thereof, will make and deliver a new Senior Note of like tenor and the same series in lieu of such lost, stolen, destroyed or mutilated Senior Note. If any such lost, stolen or destroyed Senior Note is owned by Purchaser or any other Holder whose credit is satisfactory to the Company, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of the Senior Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Senior Note, other than a written agreement of such owner (in form reasonably satisfactory to the Company) to indemnify the Company.

XI.      INTERPRETATION OF AGREEMENT

         11.1 Certain Terms Defined. When used in this Agreement, the terms set forth below are defined as follows:

         "Act" means the Small  Business  Investment Act of 1958, as amended and
         in  effect  from  time  to  time,  and  the   regulations   promulgated
         thereunder.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

         "Affiliate Agreement" means each Pledge and Security Agreement, the Parent Guaranty Agreement, the Parent Security Agreement, the Noncompete Agreement, and each other agreement, instrument or document executed by Parent or any shareholder or Affiliate of Parent or Company in favor of, or for the benefit of, Purchaser, in connection with the transactions contemplated by this Agreement, as each of the foregoing may be amended from time to time pursuant to the terms hereof and thereof.

         "Agreement" means this Note Purchase Agreement, including all schedules and exhibits hereto, as the same may be modified, supplemented, extended and/or amended from time to time in accordance with the terms hereof.

         "Annulment Notice" is defined in Section 8.3.

         "Assignment of Life Insurance Policy" means that certain Assignment of Life Insurance Policy, dated as of the date hereof, by the Company in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Business Day" means each day of the week except Saturdays, Sundays, and days on which banking institutions are authorized by law to close in the State of California.

         "Capital Expenditures" means expenditures made and liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets or incurrence of such expenses by way of increased product or service charges, offset items or otherwise and payments with respect to capitalized lease obligations.

         "Capital Stock" means as to any Person, its common stock and any other capital stock of such Person authorized from time to time, and any other shares, options, interests, participations, or other equivalents (however designated) of or in such Person, whether voting or nonvoting, including, without limitation, common stock, options, warrants, preferred stock, phantom stock, stock appreciation rights, preferred stock, convertible notes or debentures, stock purchase rights, and all agreements, instruments, documents, and securities convertible, exercisable, or exchangeable, in whole or in part, into any one or more of the foregoing.

         "Change in Control" means an event causing James Stein, James A. Barnes and Jerry E. Polis, collectively, to hold less than 20% of the fully diluted shares of Common Stock of the Parent or of the Parent to own less than 100% of the Capital Stock of the Company.

         "Closing Date" means the date on which all of the conditions  stated in
         Article V of this Agreement have been met to each Purchaser's satisfaction and the purchase price for the Senior Note has been paid, but in any event not later than March 31, 1999.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

         "Collateral" has the meaning set forth in the Security Documents.

         "Company" means ValueStar, Inc., a California corporation, a wholly owned subsidiary of the Parent.

         "Controlled Group" means any group of organizations within the meaning of Section 414(b), (c), (m) or (o) of the Code of which the Company is a member.

         "EBITDA" means, for any period of determination,  (a) Net Income; plus,
         (b) in each case, to the extent deducted in determining net income for such period (i) taxes, (ii) interest expenses and (iii) amortization and depreciation and similar non-cash charges; and minus (c) to the extent included in determining net income for such period, extraordinary gains, all calculated in accordance with GAAP.

         "Employee  Benefit Plan" means any employee benefit plan, as defined in
         Section 3(3) of ERISA, which is, previously has been or will be established or maintained by any member of a Controlled Group.

         "Environmental Laws" means all federal, state, or local laws, ordinances, rules, regulations, interpretations and orders of courts or administrative agencies or authorities relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), and other laws relating to (a) Polluting Substances or (b) the manufacture, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
         amended  and  in  effect  from  time  to  time,  and  the   regulations
         promulgated thereunder.

         "Event of Bankruptcy" means any of (a) the filing by a Person of a voluntary petition in bankruptcy under any provision of any bankruptcy law or a petition to take advantage of any insolvency act, (b) the admission in writing by a Person of its inability to pay its debts generally as they become due, (c) the appointment of a receiver or receivers for all or a material part of a Person's assets with the consent of such Person, (d) the filing of any bankruptcy, arrangement or reorganization petition by or, with the consent of a Person, against such Person under any provision of any bankruptcy law, (e) a receiver, liquidator or trustee of a Person or a substantial part of its assets shall be appointed pursuant to the Federal Bankruptcy Code by the order of a court of competent jurisdiction which shall not be dismissed or stayed within sixty (60) days, or (f) an involuntary petition to reorganize or liquidate a Person pursuant to the Federal Bankruptcy Code shall be filed against such Person and shall not be dismissed or stayed within sixty (60) days.

         "Event of Default" is defined in Section 8.1.

         "Excess Interest" is defined in Section 2.7.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question, provided, that the Company may not change the use or application of any accounting method, practice or principle without the prior written consent of Purchaser, which shall not be unreasonably withheld, such consent may require that an adjustment be made to any and all the financial covenants and the capital expenditure covenant set forth herein. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Holder" when used in reference to the Senior Note and/or the Senior Obligations, means the Person or Persons who, at the time of determination, is the lawful owner of all or a portion of a Senior Note or an obligee of all or a portion of the Senior Obligations. Unless otherwise provided in this Agreement or in the Intercreditor Agreement, in each instance that the Holders are required to request or consent in concert to an action, the Holders will be deemed to have requested or consented to such action if the Holders of a majority-in-interest of the Senior Obligations so request or consent.

         "Impositions" is defined in Section 6.9.

         "Indebtedness" means for any Person: (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (b) all indebtedness representing deferred payment of the purchase price of property or assets, (c) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes and leases of property or assets made as a part of any sale and lease-back transaction if required to be capitalized, (d) all indebtedness under guaranties, endorsements, assumptions, or other contractual obligations, including any letters of credit, or the obligations in respect of, or to purchase or otherwise acquire, indebtedness of others, (e) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) trade accounts payable more than one hundred twenty (120) days past due, (g) all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations referred to in clauses (a), (b), (c), (d), (e) or (f).

         "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof among the Company, the Parent and Purchaser, as the same may be amended or modified in accordance with the terms thereof.

         "Investment Unit Pricing Agreement" means each Investment Unit Pricing Agreement, dated as of the date hereof among each Purchaser and Parent, as amended from time to time pursuant to the terms hereof and thereof.

         "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

         "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of Indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

         "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Company or, as the case may be, Parent and the Company, taken as a whole or (b) the impairment of the ability of any party other than any Purchaser to perform its obligations under this Agreement or any of the Other Agreements to which it is a party or of any Purchaser to enforce or collect any of the Senior Obligations, including the obligations of the Company to perform or of any Purchaser to enforce the guaranty of Parent. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

         "Maximum Rate" is defined in Section 2.7.

         "Net Income" means the net income of the Parent determined on a consolidated basis in accordance with GAAP, without giving effect to any non-cash interest expense as a result of the issuance of the Warrant or any Permitted Stock (as defined in the Warrant Documents).

         "Net Worth" means, at any date of determination thereof on a consolidated basis, the aggregate amount of (i) all assets (including intangibles) of the Parent, less (ii) the aggregate amounts of all liabilities of the Parent, all in accordance with GAAP, without giving effect to any adjustments as a result of the issuance of the Warrant.

         "Net Worth Covenant Amount" ($5,500,000), plus on a cumulative basis any Net Income, but excluding any net losses (calculated in the same manner as Net Income).

         "New Financing" is defined in Section 12.15.

         "Non-Compete Agreement" means the Employment Agreement dated as of July 1, 1998, by and between the Parent and James Stein.

         "Other Agreements" means each Senior Note, the SBA Letter, the Warrant Documents, the Subsidiary Guaranty Agreement, the Security Documents, each Affiliate Agreement and all other agreements, instruments and documents (including, without limitation, notes, guarantees, powers of attorney, consents, assignments, contracts, notices, subordination agreements and all other written matter), and all renewals, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Company, Parent or any Shareholder or Affiliate of Parent or the Company and delivered to and for the benefit of Purchaser or any Person participating with Purchaser in the Senior Note with respect to this Agreement or any of the transactions contemplated by this Agreement.

         "Parent" means ValueStar Corporation, a Colorado corporation.

         "Parent Guaranty Agreement" means that certain Parent Guaranty Agreement, dated as of the date hereof, by Parent in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Parent Security Agreement" means that certain Parent Security Agreement, dated as of the date hereof, by Parent in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Pension Plan" means any employee  pension  benefit plan, as defined in
         Section 3(2) of ERISA, which is, was or will be established or maintained by any member of the Controlled Group.

         "Pledge and Security Agreement" means, collective, that certain Pledge and Security Agreement, dated as of the date hereof, by James Stein in favor of Purchaser; that certain Pledge and Security Agreement, dated as of the date hereof, by James A. Barnes in favor of Purchaser; and; that certain Pledge and Security Agreement, dated as of the date hereof, by Jerry E. Polis in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Permitted Future Debt" means, so long as no Potential Default or Event of Default has occurred and is continuing and upon either (i) receiving written approval from the Purchaser; (ii) achieving three (3) consecutive months of positive Net Income; or (iii) receiving net proceeds in cash from the sale of Parent's equity of not less than $3,000,000 additional dollars in equity, the Company has the option to maintain debt senior to the Purchaser provided that:

                  (a) Indebtedness senior to the Purchaser shall not exceed $1,000,000; and

                  (b) the terms of subordination and the proposed senior lender are reasonably acceptable to Purchaser, including lien subordination of only current assets typically securing a revolving senior credit facility with typical revolver advance rates.

         "Permitted Indebtedness" means (a) any Indebtedness in favor of the Subordinate Lender is as set forth on Schedule 11.1(a) attached hereto and made a part hereof, (b) any Indebtedness in favor of Purchaser under this Agreement and/or the Other Agreements and created pursuant thereto, (c) presently existing and future purchase money Indebtedness incurred by the Company to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section 7.8; provided, however, in no event shall annual capitalized lease payments exceed $180,000 per annum (d) the other Indebtedness set forth on Schedule 11.1(a), and (e) the Permitted Future Debt.

         "Permitted Investments" means the following:

                  (a)       securities  issued or directly and fully  guaranteed
         or insured by the United States Government or any agency or instrumentality thereof (provided that the full faith and credit of the United States Government is pledged in support thereof), having maturities of not more than twelve (12) months from the date of acquisition;

                  (b) time deposits and certificates of deposit (i) of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $30,000,000 with maturities of not more than twelve months from the date of acquisition or (ii) which are fully insured by the Bank Insurance Fund with maturities of not more than twelve (12) months from the date of acquisition;

                  (c) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than twelve (12) months after the date of acquisition; or

                  (d) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above.

         "Permitted Liens" means (a) Liens in favor of Purchaser under the Security Documents, (b) Liens securing purchase money Indebtedness incurred to finance the acquisition of capital assets by the Company, subject to the limitations placed on Capital Expenditures in Section
         7.8 hereof, and with the condition that all payment of principal and interest thereon, together with any payments on any capitalized leases, shall not exceed $180,000 per annum in the aggregate and as (i) such Lien attaches only to the asset so financed, (ii) the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of the purchase price, including installation, taxes and freight, of the asset so financed and (iii) no Event of Default or Potential Default has occurred and is continuing, (c) Liens for property taxes not yet due,
         (d) materialmen's, mechanics', worker's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of business, in each case which are either not delinquent or are being contested in good faith and by appropriate actions or proceedings conducted with due diligence and for the payment of which adequate reserves in accordance with GAAP have been established with respect thereto to the reasonable satisfaction of Purchaser, (e) deposits to secure payment of worker's compensation, unemployment insurance or other social security benefits, (f) Liens disclosed on Schedule 11.1(b) and approved by Purchaser and (g) Liens securing Permitted Future Debt.

         "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

         "Polluting Substances" means all pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, the Hazardous and Solid Waste Amendments of 1984, and the Hazardous Materials Transportation Act, as any of the same are hereafter amended, and in the regulations adopted and publications promulgated thereto; provided, in the event any of the foregoing Environmental Laws is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and, provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous substance," "hazardous waste," "hazardous material," "solid waste," or "toxic substance" which is broader than that specified in any of the foregoing Environmental Laws, such broader meaning shall apply.

         "Potential Default" means the occurrence of any condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

         "Prepayment Fee" is defined in Section 2.2 and includes any Prepayment Fee arising as a result of Purchaser's exercise of its rights and remedies under Section 8.2.

         "Public Offering" means a public offering by the Company or the Parent of shares of any Capital Stock issued by the Company or the Parent to the general public pursuant to a registration statement declared effective by the United States Securities and Exchange Commission.

         "Purchaser" means Seacoast, Tangent and Pacific, together with all of their respective transferees, successors and assigns of all or any portion of the Senior Note or the Senior Obligations and any nominees on whose behalf any of the foregoing purchase or otherwise acquire any of such Indebtedness of the Company, and shall include, but not be limited to, each and every person who at the time of determination is the lawful owner of a Senior Note with respect to any indemnification provided to Purchasers here under or in any Other Agreement, "Purchaser" shall include each officer, director, partner, shareholder and agent of each Purchaser. Unless otherwise provided in this Agreement or in the Intercreditor Agreement, in each instance that the Purchaser is required to request or consent in concert to an action, the Purchaser will be deemed to have requested or consented to such action if the Purchaser of a majority-in-interest of the Senior Obligations so request or consent.


         "Qualified Liquidation Event" means either (i) a Public Offering of common stock completed by the Parent and resulting in proceeds (before underwriting discounts and commissions and adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) to the Company or Subsidiary, as applicable, of at least $15,000,000, at a price of not less than $5.00 per share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) and which results in an aggregate valuation of all of the outstanding shares of Common Stock of the Company on a fully diluted basis immediately prior to the consummation of such offering of at least $40,000,000, or (ii) a sale of stock or assets of the Company in an amount not less than $40,000,000, provided that the Purchaser receives cash consideration of not less than (x) $5.00 per Warrant Share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) if such sale occurs on or before March 31, 2002, or (y) $7.00 per Warrant Share (adjusted for any stock splits, stock dividends, reorganization, reverse stock split, or any other change in the Capital Stock of the Company) if such sale occurs after March 31, 2002.


         "Reportable Event" means (i) any of the events set forth in Sections 4043(b) (other than a merger, consolidation or transfer of assets in which no Pension Plan involved has any unfunded benefit liabilities), 4068(f) or 4063(a) of ERISA, (ii) any event requiring any member of the Controlled Group to provide security under Section 401(a)(29) of the Code, or (iii) any failure to make payments required by Section 412(m) of the Code.

         "SBA Letter" means each SBA letter in the form of Exhibit D to this Agreement, executed by the Company in favor of each Purchaser.

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

         "Security Agreement" means that certain Security Agreement, dated as of the date hereof, by the Company in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Security Documents" means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust and other documents, including but not limited to the Security Agreement, the Trademark Security Agreement, each Pledge and Security Agreement, the Assignment of Life Insurance Policy, the Parent Security Agreement, executed in connection with this Agreement and granting to Purchaser liens and security interests in the Collateral, all renewals, modifications or extensions of such documents, and any such documents hereafter executed in favor of Purchaser to secure payment of all or any part of the Senior Obligations, together with all financing statements and other documents necessary to record or perfect the Liens granted by any of the foregoing.

         "Senior Note" means a term promissory note issued to each Purchaser pursuant to this Agreement in substantially the same form as Exhibit A attached hereto, together with all renewals, modifications, extensions, substitutions and replacements thereof.

         "Senior Obligations" means and includes any and all Indebtedness and/or liabilities of the Company to each Purchaser of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, under this Agreement or any Other Agreement (regardless of how such Indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument) and all obligations of the Company and the Parent to each Purchaser to perform acts or refrain from taking any action under any of the aforementioned documents, together with all renewals, modifications, extensions, increases, substitutions or replacements of any of such Indebtedness.

         "Subordinate Debt" means, at any given time, the Indebtedness (whether now outstanding or hereafter incurred) of the Company set forth on
         Schedule 11.1(a).

         "Subordinate Lender" means those parties set forth on Schedule 11.1(a).

         "Subsidiary" means any Person of which or in which the Company and its other Subsidiaries own directly or indirectly fifty percent (50%) or more of (a) the combined voting power of all classes having general voting power under ordinary circumstances to elect a majority of the board of directors or equivalent body of such Persons, if it is a corporation, (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity, or (c) the beneficial interest of such Person if it is a trust, association or other unincorporated organization.

         "Subsidiary Guaranty Agreement" means that certain Subsidiary Guaranty Agreement executed as of the date hereof by the Company in favor of the Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Termination Date" means the earliest to occur of (a) December 31, 2005
         (b) the  date on which  the  Senior  Note is  accelerated  pursuant  to
         Article VIII, or (c) the date on which the Senior Obligations are paid in full.

         "Termination Event" means (a) a Reportable Event, (b) the termination of a Pension Plan which has unfunded benefit liabilities (including an involuntary termination under Section 4042 of ERISA), (c) the filing of a Notice of Intent to Terminate a Pension Plan, (d) the initiation of proceedings to terminate a Pension Plan under Section 4042 of ERISA or
         (e) the  appointment  of a trustee to  administer  a Pension Plan under
         Section 4042 of ERISA.

         "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of the date hereof, by the Company in favor of Purchaser, as amended from time to time pursuant to the terms hereof and thereof.

         "Transfer" is defined in Section 12.5 hereof.

         "Transferee" means any Person to whom a Transfer is made.

         "Warrant" shall have the meaning set forth in the Warrant Documents.

         "Warrant Documents" means, collectively, (a) the Warrant, (b) the Warrant Purchase Agreement dated as of the Closing Date executed by and between the Company and Purchaser and the other parties named therein, with respect to the issuance to Purchaser of the Warrant, and (c) the Shareholders Agreement dated as of the Closing Date executed by Purchaser, the Company and the other parties named therein, and (d) the Investment Unit Pricing Agreement, as each of the foregoing may be amended from time to time, pursuant to the terms hereof and thereof.

Terms which are defined in other Sections of this Agreement shall have the meanings specified therein. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of California, as from time to time in effect.

         11.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done, unless specified otherwise, in accordance GAAP, except where such principles are inconsistent with the requirements of this Agreement.

         11.3 Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         11.4 References. When used in this Agreement, the words "hereof", "herein" and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and the words "Article", "Section", "subsection", "clause", "Annex", "Schedule" and "Exhibit" refer to Articles, Sections, subsections and clauses of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

XII.     MISCELLANEOUS

         12.1 Expenses. The Company agrees to pay (a) all out-of-pocket expenses of each Purchaser (including reasonable fees, expenses and disbursements of Purchaser's counsel) in connection with the preparation, negotiation, enforcement, operation, monitoring and administration of this Agreement, the Senior Note, the Other Agreements, or any documents executed in connection therewith, or any waiver, modification or amendment of any provision hereof or thereof; and (b) if an Event of Default occurs, all court costs and costs of collection, including, without limitation, reasonable fees, expenses and disbursements of counsel employed in connection with any and all collection efforts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel or any Purchaser in any way or respect arising in connection with or relating to any of the events or actions described in this Article XII shall be payable by the Company to such Purchaser, on demand, and shall be additional Senior Obligations secured under this Agreement. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: recording costs, appraisal costs, paralegal fees, costs and expenses; accountants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges, telegram charges; facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal services. The Company agrees to indemnify each Purchaser from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery by the Company or any other Person of this Agreement, the Other Agreements, and any documents executed in connection therewith.

         12.2 Indemnification. IN ADDITION TO AND NOT IN LIMITATION OF THE OTHER INDEMNITIES PROVIDED FOR HEREIN OR IN ANY OTHER AGREEMENTS, THE COMPANY HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS PURCHASER AND ANY OTHER HOLDERS, AND EVERY AFFILIATE OF ANY OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM ANY CLAIMS, ACTIONS, DAMAGES, COSTS, ATTORNEYS' FEES AND EXPENSES (INCLUDING ANY OF THE SAME ARISING OUT OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED) TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS, ACTIONS, DAMAGES, COSTS AND EXPENSES ARISE FROM OR RELATE TO THIS AGREEMENT OR THE OTHER AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR FROM ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING, OR FROM ANY VIOLATION OR CLAIM OF VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY, OR FROM ANY GOVERNMENTAL OR JUDICIAL CLAIM, ORDER OR JUDGMENT WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY OF THE COMPANY, OR FROM ANY BREACH OF THE WARRANTIES, REPRESENTATIONS OR COVENANTS CONTAINED IN THIS AGREEMENT OR THE OTHER AGREEMENTS. THE FOREGOING INDEMNIFICATION INCLUDES ANY SUCH CLAIMS, ACTIONS, DAMAGES, COSTS, AND EXPENSES INCURRED BY REASON OF THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED, BUT EXCLUDES ANY OF THE SAME INCURRED BY REASON OF SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         12.3 Notices. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on Annex I hereto or to such other address as such Purchaser may in writing designate, (b) if to any other Holder, addressed to such Holder at such address as such Holder may in writing designate, and (c) if to the Company, addressed to the Company at the address set forth next to its name on the signature pages hereto or to such other address as the Company may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date of such notice" or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

         12.4 Reproduction of Documents. This Agreement and all documents relating hereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by Purchaser at the closing of the purchase of the Senior Note, and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction which is legible shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Company in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence; provided that nothing herein contained shall preclude the Company from objecting to the admission of any reproduction on the basis that such reproduction is not accurate, has been altered, is otherwise incomplete or is otherwise inadmissible.

         12.5 Assignment, Sale of Interest. The Company may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Company's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. The Company hereby consents to any Purchaser's participation, sale, assignment, transfer or other disposition (collectively, a "Transfer"), at any time or times hereafter, of this Agreement, or the Other Agreements, or of any portion hereof or thereof, including, without limitation, any Purchaser's rights, title, interests, remedies, powers and/or duties hereunder or thereunder. In connection with any Transfer, the Company agrees to cooperate fully with such Purchaser and any potential

Transferee. Such cooperation shall include, but is not limited to, cooperating with any audits or other due diligence investigation undertaken by any potential Transferee.

         12.6 Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         12.7 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         12.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart or reproduction thereof permitted by Section 12.4.

         12.9 Reliance on and Survival Provisions. All covenants, representations and warranties made by the Company or any other Person herein and in each Other Agreement and in any certificates delivered pursuant hereto, whether or not in connection with a closing, (a) shall be deemed to be material and to have been relied upon by each Purchaser, notwithstanding any investigation heretofore or hereafter made by such Purchaser or on such Purchaser's behalf, and (b) shall survive the delivery of this Agreement and the Senior Note until all Senior Obligations shall have been satisfied.

         12.10 Integration and Severability. This Agreement embodies the entire agreement and understanding between each Purchaser and the Company, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Senior Notes or any Other Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         12.11 Law Governing. THIS AGREEMENT HAS BEEN SUBSTANTIALLY NEGOTIATED AND IS BEING EXECUTED, DELIVERED, AND ACCEPTED, AND IS INTENDED TO BE PERFORMED, IN PART IN THE STATE OF CALIFORNIA. ALL OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE SENIOR NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE SPECIFIED THEREIN. EACH PURCHASER RETAINS ALL RIGHTS UNDER THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THOSE RELATING TO THE CHARGING OF INTEREST.

         12.12 Waivers; Modification. SUBJECT TO ANY LIMITATIONS SET FORTH HEREIN OR IN THE INTERCREDITOR AGREEMENT, NO PROVISION OF THIS AGREEMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PURCHASER AND THE COMPANY.

         12.13 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SENIOR NOTE THE OTHER AGREEMENTS OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION THEREWITH OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF ANY PURCHASER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

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

         12.14    The  Act.  This  Agreement,   the  Other  Agreements  and  all
transactions contemplated hereby and thereby are subject to provisions of the Act, and shall be governed thereby to the extent of any conflict therewith.

         12.15 New Financing; Right of First Offer. If at any time the Company proposes to incur any Indebtedness or debt financing, other than the financing obtained pursuant to this Agreement (the "New Financing"), the Company shall first offer to each Purchaser, on a pari passu and pro rata basis, based upon the principal amount of the Senior Obligations outstanding to each Purchaser, the right to provide all or any part of the New Financing proposed to be incurred, on the most favorable terms for lender(s) to be providing such New Financing. Such offer shall describe the New Financing in reasonable detail. Thereafter, each Purchaser shall have fifteen (15) days in which to accept the Company's offer and closing of the transaction shall take place within sixty
(60) days of acceptance. If any Purchaser does not accept the offer or accepts only a part of it, such Purchaser shall notify the Company and the other Purchasers, and the other Purchasers shall thereupon have the right, within an additional ten (10) day period, to agree to provide on a pro rata basis the New Financing not so provided by the non-accepting Purchaser, and closing of such transaction shall take place within sixty (60) days of acceptance. If no Purchaser accepts the offer, or if each Purchaser elects to provide only a part of the New Financing offered, then the Company may then offer to third parties such New Financing, or a portion thereof not provided by any Purchaser, on terms and conditions no more favorable to the lenders thereof than those provided by, or offered to, the Purchaser, provided that any such funding occurs within one hundred eighty (180) days of the Purchaser's non-acceptance or partial acceptance of the Company's original offer. Any New Financing thereafter must first be reoffered to each Purchaser under the terms of this Section 12.15.

         IN WITNESS WHEREOF, the Company and Purchaser have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                COMPANY:

                                VALUESTAR, INC.

                                By:/s/ JAMES STEIN
                                Name:  James Stein
                                Its:   President and Chief Executive Officer

                                Company's Address for Notices:

                                1120A Bellena Boulevard
                                Alameda, CA 94501-3683
                                Attn:  James Stein - Managing Director
                                Facsimile:  (510) 814-9319

                                with a copy to:

                                Bay Venture Counsel, LLP
                                1999 Harrison Street, Suite 1300
                                Oakland, California 94612
                                Attn:  Donald Reinke, Esq.
                                Facsimile: (510) 834-7440

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

                                PURCHASER:

                                SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

                                By:    Seacoast Capital Corporation,
                                       its general partner

                                By:/s/ JEFFREY J. HOLLAND
                                Name:  Jeffrey J. Holland
                                Title: Vice President

                                PACIFIC MEZZANINE fund, L.P., a limited
                                partnership

                                By:    Pacific Private Capital
                                       its general partner

                                By:/s/ DAVID WOODWARD
                                Name:  David Woodward
                                Title: General Partner

                                TANGENT GROWTH FUND, L.P.

                                By:    Tangent Fund Management LLC
                                       its general partner

                                By:/s/ MARK P. GILLES
                                Name:  Mark P. Gilles
                                Title: Vice President


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